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

                                                   Micro Linear Corporation
                                        Statement Re Computation of Earnings Per Share
                                                         (Unaudited)
                                            (In thousands, except per share data)




                                                  Three Months Ended June 30,
                          -----------------------------------------------------------------------------
                                          1998                                   1997
                          -------------------------------------  --------------------------------------
                                                        Per-                                    Per-
                             Income        Shares     Share         Income         Shares     Share
                          (Numerator)  (Denominator)   Amount     (Numerator)  (Denominator)   Amount
   Basic Income Per
   Share:
   Net income available
     to common
     stockholders                  $61         11,692    $0.01          $2,486       11,829     $0.21

   Effect of dilutive
   securities:                                    395                                 1,565
     Stock options

   Diluted Income Per
   Share:
   Net income available
     to common
     stockholders
   assuming                        $61         12,087    $0.01          $2,486       13,394     $0.19
     dilution



                                                   Six Months Ended June 30,
                          -----------------------------------------------------------------------------
                                          1998                                   1997
                          -------------------------------------  --------------------------------------
                                                        Per-                                    Per-
                             Income        Shares     Share         Income         Shares     Share
                          (Numerator)  (Denominator)   Amount     (Numerator)  (Denominator)   Amount
   Basic Income Per
   Share:
   Net income available
     to common
     stockholders                 $631         11,671    $0.05          $4,691       11,912      $0.39

   Effect of dilutive
   securities:                                    484                                 1,434
     Stock options

   Diluted Income Per
   Share:
   Net income available
     to common
     stockholders
   assuming                       $631         12,155    $0.05          $4,691        13,346     $0.35
     dilution
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